Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

September 30, 2014

U.S. SECURITIES AND EXCHANGE COMMISSION

Division of Corporation Finance

100 F Street, N.E., Washington, D.C. 20549

RE: VERSHIRE CORPORATION - FORM S-1

Dear Sirs:

As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in this Form S-1 dated September 30, 2014, of the following:

Our Report to the Stockholders and Board of Directors of Vershire Corporation dated September 30, 2014 on the financial statements of the Company as at June 30, 2014 and the statement of operations, stockholders' equity and cash flows for the period from March 10, 2014 (Inception) to June 30, 2014.

In addition, we also consent to the reference to our firm included under the heading "Interests of Named Experts And Counsel" in this Registration Statement.

Yours truly,

/s/ HKCMCPA COMPANY LIMITED

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HKCMCPA COMPANY LIMITED

Certified Public Accountants